UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2007 (August 29, 2007)

Date of Report (Date of earliest event reported)

EXECUTE SPORTS, INC.
(Exact name of registrant as specified in charter)

Nevada	333-125868	33-125868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30025 Alicia Parkway #333, Laguna Niguel, CA 92677
(Address of principal executive offices)

(949) 498-5990
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

On August 29, 2007, Execute Sports, Inc. (the “Company” or “Execute Sports”) entered into an Asset Purchase Agreement (the “Agreement”) with Challenger Powerboats, Inc. (“Challenger”) and its wholly owned subsidiary, IMAR Group, Inc. (“IMAR”, together with Challenger, the “Sellers”), pursuant to which Execute Sports purchased from the Sellers, and Sellers sold and transferred to Execute Sports, all right, title, interest and goodwill in and to certain assets, properties and rights relating to, used in or held for use in IMAR’s business of designing, manufacturing and marketing water jet powered Sugar Sands boats (the “Business”), including the SUGAR SAND trade names and associated trade names, trademarks, service marks and service names, and the associated logos and their goodwill, and all associated domain names, in particular the domain www.sugarsand.com, trades secrets and copyrights and their goodwill (the “Trademarks,” and collectively with the Business, the “Purchased Assets”).   The purchase price was approximately $5,000,000. Execute Sports did not assume any obligations of IMAR in connection with the acquisition, other than the obligation to procure or maintain Permits in connection with the post-closing operation of the Business by the Company.

In connection with the transaction, Execute Sports and IMAR entered into an Agreement for Exclusive Right of Supply, pursuant to which IMAR will manufacture and be the exclusive supplier of the Sugar Sand line of jet boats to Execute Sports, for an initial term of 10 years.  In addition, Execute Sports entered into an Exclusive Sales and Marketing Agreement with Challenger, pursuant to which Challenger will provide sales and marketing services related to the Sugar Sand boats for an initial term of 10 years.

A copy of the Agreement is filed herewith as Exhibit 10.1.

Debenture Financing

In connection with the acquisition described herein, on August 23, 2007, the Company issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) a debenture in the face amount of $6,000,000 (the “Debenture”). The Debenture bears interest at 12% per annum and matures on August 23, 2012 (“Maturity Date”). Pursuant to the Debenture, the Company shall make mandatory monthly payments of interest (“Interest Payments”) to Dutchess in an amount equal to the interest accrued on the principal balance of the Debenture from the last Interest Payment until such time as the Interest Payment is due and payable.  The Interest Payment shall commence on September 1, 2007 and shall continue until the Debenture is paid in full. The Company may repay in full the face amount of the Debenture without penalty. Dutchess has the right to convert any and all amounts owing under the Debenture into shares of the Company’s Common Stock at any time following the closing date. The conversion price of the Debenture shall be equal to the lesser of the following prices: (i) seventy-five percent (75%) of the lowest closing bid price of the Common Stock during the twenty (20) trading days immediately prior to any conversion notice; or (ii) 2/100 U.S. Dollars ($0.02). Moreover, the net proceeds from the sale of the Debenture are to be held in an escrow account and shall be distributed pursuant to instruction from the Company and Dutchess.

In connection with the issuance of the Debenture, the Company executed and delivered to Dutchess a Subscription Agreement and a five (5) year Warrant to purchase 6,000,000 shares of the Company’s Common Stock at 2/100 per share ($0.02). Moreover, the Company agreed that all obligations pursuant to the Debenture are to be secured pursuant to that certain Security Agreement between the Company and Dutchess on April 9, 2007. Certain members of Dutchess are members of the board of directors of Challenger.

A copy of the Debenture, Subscription Agreement and Warrant are filed herewith as Exhibits 10.2, 10.3 and 10.4.

ITEM 2.01

 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 above.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Financial Statements for the acquisition described herein will be filed pursuant to an amendment to this Current Report.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit Number	Description
10.1	Asset Purchase Agreement dated August 29, 2007 by and between Execute Sports, Inc. and Challenger Powerboats, Inc. and IMAR Group, Inc.
10.2	Debenture, issued by Execute Sports, Inc. to Dutchess Private Equities Fund, Ltd., dated August 23, 2007
10.3	Subscription Agreement, dated August 23, 2007 by and between Execute Sports, Inc. and Dutchess Private Equities Fund, Ltd.
10.4	Warrant, issued by Execute Sports, Inc. to Dutchess Private Equities Fund, Ltd., dated August 23, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EXECUTE SPORTS, INC.

Date: September 12, 2007	By:	/s/ Geno M. Apicella
Geno M. Apicella
Chief Executive Officer